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                        LORD ABBETT TAX-FREE INCOME TRUST

                                  AMENDMENT TO
                       DECLARATION AND AGREEMENT OF TRUST

     The undersigned, being at least a majority of the Trustees of Lord Abbett Tax-Free Income Trust, a Delaware Business Trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated May 17, 2002 (the "Declaration"), do hereby (i) establish, pursuant to Section 5.3 of the Declaration, a new series of shares of the Trust to be designated the "Lord Abbett High Yield Municipal Bond Fund" and (ii) establish, pursuant to Section
5.3 of the Declaration, the following classes of the Lord Abbett High Yield Municipal Bond Fund: Class A, Class B, Class C, and Class P. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which such series or class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

     This instrument shall constitute an amendment to the Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 19th day of November, 2004.

/s/ Robert S. Dow                                     /s/ E. Thayer Bigelow
---------------------------                           --------------------------
Robert S. Dow                                         E. Thayer Bigelow

/s/ William H.T. Bush
---------------------------                           --------------------------
William H.T. Bush                                     Robert B. Calhoun, Jr.

/s/ Julie A. Hill                                     /s/ Franklin W. Hobbs
---------------------------                           --------------------------
Julie A. Hill                                         Franklin W. Hobbs

/s/ C. Alan MacDonald                                 /s/ Thomas J. Neff
---------------------------                           --------------------------
C. Alan MacDonald                                     Thomas J. Neff





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State of          NJ       )
                           ) ss.
County of         Hudson)

     On November 19, 2004, there personally appeared before me the above-named individuals who severally acknowledged the foregoing instrument to be their free act and deed.

                                                           Before me

                                                           /s/ Victoria Miller
                                                           Notary Public

My commission expires Sept. 23, 2009